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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No.
33-26434), Form S-8 and S-3 (No. 33-30277), Form S-8 (No. 33-61682), Form S-8
(No. 33-61718), Form S-8 (No. 333-51494) and Form S-4 (No. 333-86018) of
Leucadia National Corporation of our report dated March 14, 2003, with respect to the consolidated financial statements and schedules of WilTel Communications Group, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, incorporated by reference in the Current Report on Form 8-K dated November 18, 2003 of Leucadia National Corporation, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Tulsa, Oklahoma
November 14, 2003